UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 24, 2017, we filed a report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission to report our entry of an amendment to our credit facility to increase the maximum revolving credit amount from $1.0 million to $1.75 million. This Amendment No. 1 on Form 8-K/A (i) amends Item 1.01 of the Initial Report and (ii) adds new disclosure under Item 3.02 to include certain material items relating to the amendment to our credit facility omitted from the Initial Report.

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, effective May 23, 2017, we amended our credit agreement with Permian Pelican, LLC (“Lender”) to increase the maximum revolving credit amount from $1.0 million to $1.75 million.

The amendment also provided for an extension of the final maturity date of the credit facility from December 31, 2018 to December 31, 2019.

In consideration of the increase in the revolving credit facility and the extension of the final maturity date, we agreed to issue to Lender, as an amendment fee, 1,200 shares of our Series A Convertible Preferred Stock. As previously reported, Lender acquired 16,092 shares of Series A Convertible Preferred Stock in consideration for the reduction in our outstanding indebtedness to Lender under the recapitalization transaction completed in January 2017.

Item 3.02 Unregistered Sales of Equity Securities

Effective May 23, 2017, we issued 1,200 shares of our Series A Convertible Preferred Stock to Lender as described in Item 1.01 above. The issuance of such shares was exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: July 12, 2017	By:	/s/ Alya Hidayatallah
	Name:	Alya Hidayatallah
	Title:	Chief Financial Officer

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